Exhibit 32.2. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 BY THE CHIEF FINANCIAL OFFICER, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of McDonald’s Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2005 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2006	By	/S/ Matthew H. Paull
Matthew H. Paull
Corporate Senior Executive Vice President
and Chief Financial Officer

McDonald’s Corporation	63

The following trademarks used herein are the property of McDonald’s Corporation and its affiliates or the Company: Big Mac, Big N’Tasty, Boston Market, Chicken McNuggets, Chicken Selects, Chipotle Mexican Grill, Egg McMuffin, Filet-O-Fish, i’m lovin’ it, McDonald’s, McFlurry, McGriddles, Quarter Pounder, Ronald McDonald, Sausage McMuffin, The Golden Arches Logo and mcdonalds.com.

64	McDonald’s Corporation